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                                                                 Exhibit 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statements of Polycom, Inc. on Form S-8 (file numbers 333-45351 and 333-43059) and Form S-3 (file number 333-45349) of our reports dated January 20, 1998, except for the matters discussed in Note 15b for which the date is February 19, 1998 on our audits of the consolidated financial statements and financial statement schedule of Polycom, Inc. and subsidiary as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which reports are included in this Annual Report on Form 10-K.

COOPERS & LYBRAND L.L.P.
San Jose, California
March 13, 1998